Schedule 14A Information Statement

         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934




Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only [as permitted by
       Rule 14a-6(e)(2)]
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec. 240.14a-11 or Sec. 240.14a-12



                         Raytech Corporation
            (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.  Title of each class of securities to which transaction applies:

       2.  Aggregate number of securities to which transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4.  Proposed maximum aggregate value of transaction:

       5.  Total fee paid:


[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

       1.  Amount previously paid:

       2.  Form, Schedule or Registration No.:

       3.  Filing party:

       4.  Date Filed:

                       RAYTECH CORPORATION

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        November 20, 1998




     Notice is hereby given that an Annual Meeting of Shareholders of Raytech Corporation will be held at the Ramada Hotel, 780 Bridgeport Avenue, Shelton, Connecticut, on
November 20, 1998 at 10:00 a.m. for the following purposes:

     1. To elect one Class III Director for a full three-year term and until his respective successor is elected;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for 1998;

     3. To transact such other business as may properly be brought before the meeting.

     Only shareholders of record at the close of business on October 2, 1998 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

     A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Any person giving a proxy, whether in attendance and voting in person at the meeting or not, has the right to revoke it at any time by written notice provided to the Secretary of the Corporation prior to its being exercised.


                                LeGrande L. Young
                                Secretary

Shelton, Connecticut
October 6, 1998


                       RAYTECH CORPORATION

                         PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS
                        November 20, 1998


     The accompanying proxy is solicited on behalf of the Board of Directors of Raytech Corporation ("Raytech"), a Delaware corporation, for use at the Annual Meeting of Shareholders to be held at the Ramada Hotel, 780 Bridgeport Avenue, Shelton, Connecticut, on November 20, 1998 at 10:00 a.m. for the following purposes and as set forth in the accompanying Notice of Annual Meeting of Shareholders:

     1. To elect one Class III Director for a full three-year term and until his respective successor is elected;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for 1998;

     3. To transact such other business as may properly be brought before the meeting.

     Shares can be voted only if the stockholder is present in person or by proxy. Shares represented by properly executed proxies received by Raytech will be voted at the Annual Meeting in the manner specified therein or, if no specification is made, will be voted for the election of Directors and for the appointment of PricewaterhouseCoopers LLP as auditors for 1998. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any person giving a proxy, whether in attendance and voting in person at the meeting or not, has the right to revoke it at any time by written notice provided to the Secretary of the Corporation prior to its being exercised.

     The representation in person or by proxy of a majority of the outstanding shares entitled to vote thereat is necessary to constitute a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast. A majority of the votes cast at the meeting is required for the appointment of PricewaterhouseCoopers LLP as auditors for 1998. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. Under applicable Delaware law, "non-votes" will not be included in the vote totals of proposals voted and, therefore, will have no effect on the vote of that proposal. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     There were outstanding at the close of business on September 11, 1998 3,420,995 shares of Common Stock, par value $1.00 per share, of Raytech ("Raytech Common Stock"), each share being entitled to one vote on each matter presented at the Annual Meeting. Only shareholders of record at the close of business on October 2, 1998 will be entitled to vote at the Annual Meeting.

     The mailing address of the principal executive offices of Raytech Corporation is Suite 295, Four Corporate Drive, Shelton, CT 06484. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is October 6, 1998. By Delaware Corporation Law, the shareholders must have notice of this Annual Meeting not less than 10 days prior to nor more than 60 days prior to the meeting date.


              INCORPORATION OF CERTAIN DOCUMENTS BY
                 REFERENCE AND DOCUMENTS ENCLOSED

     This Proxy Statement incorporates by reference the following document which has been filed by Raytech Corporation with the Commission (File No. 1-9298) pursuant to the Securities Exchange Act of 1934: Raytech Corporation's 1997 Annual Report on Form 10-K for the fiscal year ended December 28, 1997. This Proxy Statement is accompanied by the Notice of Annual Meeting of Shareholders.

              ELECTION OF DIRECTORS AND INFORMATION
                CONCERNING DIRECTORS AND NOMINEES

     The Certificate of Incorporation of Raytech Corporation provides that the Board of Directors shall consist of not more than nine and not less than three Directors, that the Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as may be possible, and that each class of Directors shall be elected for a term of three years. The term of office of the Class III Director expires with the forthcoming Annual Meeting and one Director will be elected as a Class III Director for a full three-year term and until his successor is elected and qualified. Under Delaware law, the election of a nominee as a Director requires the affirmative vote of the holders of a plurality of the shares of Raytech Common Stock represented at the meeting.

     Set forth below is the name of one person nominated by the Board of Directors for election as Class III Director and the names of the other Class I and the Class II Directors, together with their ages, principal occupations and business experience during the last five years, present directorships, the year each first became a Director and the number of shares of Raytech Common Stock owned by each beneficially, directly or indirectly, as of October 2, 1998. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to shares beneficially owned by them. The nominee is presently a Director and the nominee and Director was elected a Director at an Annual Meeting of Shareholders. If the nominee should be unable to serve as a Director, the person or persons voting the proxies will select another nominee in his place. Raytech Corporation has no reason to believe that the nominee will be unable or unwilling to serve if elected.

                                                                Shares of
                             Principal Occupation              Common Stock
                             Business Experience               Beneficially
                             During Last 5 Years   First          Owned
                             and Present           Became             Percent
Name                  Age    Directorships         Director    Total  of Class


Class I (serving until the Annual Meeting of Shareholders in 1999)


Donald P. Miller           66   Retired, formerly         1986     5,818(a)   .2%
                                President and Chief
                                Executive Officer of
                                Posi-Seal International,
                                Inc. until 1986; Director,
                                Information Management
                                Assoc., Inc.; Director,
                                Saab Financial Corp



Robert B. Sims             55   President and Chief       1986     5,818(a)   .2%
                                Executive Officer of
                                Counselcor LLC since
                                1996; Prior thereto
                                Senior Vice President,
                                Secretary and General
                                Counsel of Summagraphics
                                Corporation



Class II (serving until the Annual Meeting of Shareholders in 2000)


Robert M. Gordon           81   Retired, formerly         1986     7,318(a)   .2%
                                President and Vice
                                Chairman of Raybestos-
                                Manhattan, Inc.


Frederick J. Mancheski(1)  72   Retired, formerly         1998         0       0%
                                Chairman of the Board
                                and Chief Executive
                                Officer of Echlin Inc.;
                                Director, Marlin Co.


                                                                 Shares of
                             Principal Occupation               Common Stock
                             Business Experience                Beneficially
                             During Last 5 Years     First          Owned
                             and Present             Became           Percent
Name                  Age    Directorships          Director   Total  of Class


Albert A. Canosa(2)   52     President and Chief       1998    40,418(b)   1.2%
                             Executive Officer of
                             Raytech Corporation;
                             Previously, Vice
                             President of Adminis-
                             tration, Treasurer
                             and Chief Financial
                             Officer of Raytech
                             Corporation



Class III (currently serving and nominated to serve until the Annual Meeting of Shareholders in 2001)


Robert L. Bennett     60   Principal, Bennett,        1989    12,818(c)    .4%
                           Fisher, Giuliano &
                           Gottsman, The Electronic
                           Publishing Group since
                           1993; Prior thereto,
                           President and CEO of
                           Mirror Systems, Inc.;
                           Director, Southern New
                           England Telecommunications,
                           Inc.



(1) Appointed by the Board of Directors to fill the vacancy caused by the resignation of Dennis G. Heiner in July 1998 and to serve his term remaining.
(2) Appointed by the Board of Directors to fill the vacancy caused by the resignation of Craig R. Smith in January 1998 and to serve his term remaining.


    (a) Total represents 5,818 shares which the named Director holds the option to purchase within 60 days.

    (b) Total includes 40,418 shares which Mr. Canosa holds the option to purchase within 60 days.

    (c) Total represents 12,818 shares which Mr. Bennett holds the option to purchase within 60 days.

Committees of the Board of Directors:

    The Board of Directors has designated Executive, Audit,
Compensation and Nominating Committees. The Executive Committee currently consists of the following Directors: Messrs. Canosa, Gordon, and Miller.

    The Audit Committee, which held two meetings during 1997, currently consists of the following Directors: Messrs. Bennett, Gordon and Sims. This Committee's principal responsibilities are to recommend the engagement or discharge of independent auditors to the Board; review with independent auditors the plan and results of the audit engagement; approve services performed by independent auditors; review the degree of independence of the auditors; consider the range of audit and non-audit fees; and review the results of Raytech Corporation's external audit reports.

    The Compensation Committee, which held two meetings during 1997, currently consists of the following Directors: Messrs. Canosa, Miller and Sims. This Committee's responsibilities are to approve the remuneration for senior management whose base salary is $75,000 or greater, to recommend compensation plans for officers, and to grant and administer benefits under the various employee benefit plans of Raytech Corporation and its subsidiaries.

    The Nominating Committee currently consists of the following
Directors: Messrs. Bennett and Canosa. This Committee reviews and recommends to the Board of Directors nominees for election as Directors at the Annual Meetings of Shareholders and nominees to fill vacancies in the Board of Directors. Also, this Committee will consider timely recommendations by shareholders which should be submitted in writing to the Secretary of Raytech Corporation and should include a statement as to the qualifications and willingness to serve on the Board of Directors of recommended persons.


Meetings of the Board of Directors:

    During 1997, there were five regular meetings and five special meetings of the Raytech Board of Directors. Each
Director attended at least 75% of the meetings of the Board and committees on which he served.

Related Party Transactions:

    During 1988, the Company repurchased 200,000 shares of its common stock from Echlin Inc. in exchange for approximately $1,200,000 of credit on future product sales from the Company to Echlin, which is pre-petition debt under the Company's bankruptcy filing. As of September 11, 1998, Echlin's voting interest in the Company is 15.9%.

    Related party transactions involving Craig R. Smith, formerly a Director and President and Chief Executive Officer of the Company, are included in the Registrant's Form 10-K for 1997.


                     DIRECTORS' COMPENSATION

    Directors received a $17,000 per year meeting fee plus
$3,000 per year fee for one or more committee appointments in 1997. The Directors are paid the annual Director's meeting fee or proportion thereof only for scheduled meetings attended. The committee meeting fee is paid regardless of attendance. There is no minimum attendance rule and any Director that misses all meetings would receive no portion of the annual Director's meeting fee.


                      PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of October 2, 1998, the number and percentage of shares of stock for each person known by Raytech to be the beneficial owner of 5% or more of the outstanding shares of Raytech Common Stock and for all of Raytech Corporation's Officers and Directors as a group. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to shares beneficially owned by them.

                                        Amount and        Percent
      Name and Address             Nature of Beneficial      of
      of Beneficial Owner               Ownership          Class


  Echlin Inc.                            545,010           15.9%
     100 Double Beach Road
     Branford, CT 06405

  FMR Corporation                        327,800            9.6%
     82 Devonshire Street
     Boston, MA 02109

                                        Amount and        Percent
      Name and Address             Nature of Beneficial      of
      of Beneficial Owner               Ownership          Class

 Davidson Kempner Partners              232,600            6.8%
     885 Third Avenue
     New York, NY 10022

 Dimension Fund Advisors, Inc.          188,895            5.5%
     1299 Ocean Avenue, Suite 650
     Santa Monica, CA 90401

 All Directors and Officers as
     a Group (9 persons)                155,304(a)         4.3%


  (a)  See "Election of Directors and Information Concerning
       Directors and Nominees." Total includes 153,471 shares with respect to which such Directors and Officers have the option to purchase within 60 days.

                          EXECUTIVE OFFICERS

                                                                      Shares of
                                                                     Common Stock
                                                                  Beneficially Owned
                                               First Became                 Percent
    Name            Age     Positions Held       Officer          Total     of Class


Albert A. Canosa     52     President and          1986          40,418(a)    1.2%
                            Chief Executive
                            Officer


John B. Devlin       47     Vice President,        1998               0         0%
                            Treasurer and Chief
                            Financial Officer


John J. Easton       53     Vice President,        1991          39,392(b)    1.1%
                            President of
                            Subsidiary, Raybestos
                            Products Company,
                            since 1987

LeGrande L. Young    62     Vice President,        1986          43,722(c)    1.3%
                            Administration,
                            Secretary and
                            General Counsel

All Directors and Executive Officers as a group (9)             155,304(d)    4.3%

(a) Total includes 40,418 shares which Mr. Canosa holds the option to purchase within 60 days.

(b) Total includes 39,059 shares which Mr. Easton holds the option to purchase within 60 days.

(c) Total includes 43,722 shares which Mr. Young holds the option to purchase within 60 days.

(d) Total includes 153,471 shares which the Directors and Executive Officers as a group hold the option to purchase within 60 days.

                   EXECUTIVE OFFICERS' COMPENSATION


Summary Compensation Table:

    The following Summary Compensation Table identifies current, long-term and stock-related compensation paid to the Chief Executive Officer and the three most highly compensated executive officers for 1997 and two prior years:

                                                       Long-Term
                                                      Compensation
                             Annual Compensation    Awards   Payouts     All Other
   Name/                      Salary      Bonus     Options   LTIP     Compensation
  Position (1)        Year     ($)         ($)         #        $   (2)    ($)      (3)

  Albert A. Canosa    1997    155,626    166,069      0         0          9,424
  President and       1996    149,582    171,087      0      152,078       8,983
  Chief Executive     1995    141,062    156,962      0         0          8,642
  Officer

  John B. Devlin (4)
  Vice President,
  Treasurer and
  Chief Financial
  Officer

  John J. Easton      1997    145,761    109,321      0         0         11,945
  Vice President      1996    140,156    157,674      0      140,155       8,606
                      1995    134,636    127,230      0         0          8,385

  LeGrande L. Young   1997    160,620    161,255      0         0          9,600
  Vice President,     1996    154,333    179,808      0      159,030       9,000
  Administration,     1995    148,254    152,758      0         0          8,930
  Secretary and
  General Counsel

  Craig R. Smith(5)   1997    283,511    411,419      0         0          9,600
                      1996    272,369    423,854      0      282,569       9,000
                      1995    261,641    401,731      0         0          9,000

(1)  Registrant has only four executive officers, including the CEO.

(2)  Payouts pursuant to the Strategic Plan Variable Compensation Program providing awards for a three-year strategic planning period based upon earnings per share achievements.

(3)  The numbers stated for each year recite Registrant contributions to Messrs. Canosa,
     Easton, Young, and Smith under its defined contribution plan [401(k)] in the amounts of $9,424, $9,030, $9,600 and $9,600, respectively, for 1997; $8,983, $8,606, $9,000 and $9,000, respectively, for 1996; and $8,642, $8,385, $8,930 and $9,000,
     respectively, for 1995.

(4) Mr. Devlin was hired in 1998 and accordingly had no compensation in 1997 and two prior years from the Registrant.

(5)  Mr. Smith was formerly President and Chief Executive Officer but was terminated in January 1998.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                                        Value of
                                                      Number of        Unexercised
                          Shares                     Unexercised      In-the-Money
                         Acquired                      Options           Options
                            on         Value         at 12/28/97       at 12/28/97
                         Exercise     Realized       Exercisable       Exercisable
       Name                (#)          ($)              (#)               ($)


  Albert A. Canosa (CEO)     -0-        -0-             40,418          $118,150


  John J. Easton             -0-        -0-             39,059          $114,412


  LeGrande L. Young          -0-        -0-             43,722          $127,236


  Craig R. Smith(1)          -0-        -0-             96,784          $275,656


  (1)  Terminated in January 1998.

Performance Graph

    The following Performance Graph compares the Registrant's cumulative total shareholder return on its common stock with certain indexes and peer groups for a five-year period:



         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG RAYTECH CORPORATION*, DOW JONES EQUITY
             INDEX** AND DOW JONES AUTOMOTIVE PARTS
                      AND EQUIPMENT INDEX**




                                                    Dow Jones
                                  Dow Jones       Auto Parts and
                     Raytech        Equity        Equipment Index


     1992              100           100               100

     1993              100           107               121

     1994              140           105               102

     1995               92           141               123

     1996              128           173               136

     1997              176           223               170


 * Total return assumes reinvestment of dividends.
** Based on closing index on the last trading day of the calendar year.

   Assumes $100 invested on January 3, 1993 in Raytech common stock, Dow Jones Equity Index, and Dow Jones Automotive
   Parts and Equipment Index.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Registrant, consisting of three Directors, makes this report of its compensation policies applicable to the executive officers and the basis for the Chief Executive Officer's compensation for the last completed fiscal year.

    The compensation philosophy of the Compensation Committee is based upon the premise that all salaried personnel should be eligible to receive additional compensation for outstanding contribution to the Corporation and consists of the following two elements: a fixed base salary and a management incentive in variable amounts in accordance with the levels of eligibility and performance criteria. The objectives under this philosophy are to maintain an equitable internal classification of positions by grade, to maintain compensation opportunity equal to or greater than the competition, to provide for aggregate compensation related to performance achievement, to maintain an effective system of salary planning and control and to provide executives with the opportunity to earn additional compensation based on achievement of certain goals for the Corporation and its shareholders attributable to excellence in management.

    To accomplish the compensation objectives, all salaried positions, including the Chief Executive Officer, are graded to reflect level of responsibility inherent in the position and market value. The judgment takes into account the following factors: organizational relationships, knowledge requirements, impact potential on corporate profitability, scope of monetary responsibility and managerial control and the areas of functional responsibility requiring direction. The Compensation Committee considers all such factors but places no relative weight on any of the factors. Though the determination of executive compensation is performed in an organized manner, using documented criteria as referenced below, the Compensation Committee retains full discretionary authority in establishing executive compensation.

    The base salary for executive officers is set in relation to the base salary policy and practice of other bonus paying employers in the metalworking/fabricating industry. The data source for determining the base salary practice of bonus paying employers is Project 777 - Management Compensation Services, a division of Hewitt Associates. Other executive compensation report services relied upon as cross-checks to the Project 777 are AMA - Top Management Compensation Report and Total Compensation Data Base Middle Market CompBook. These data sources were selected as models for executives' salaries based upon the similarities of industry, operations and products to the Company and the prestige of the sponsoring firms. Special surveys may be conducted if the Compensation Committee deems it appropriate in its discretion but have not done so within the last three years. The other bonus paying employers used in establishing the base salary of executives are listed in the Metal Working/Fabricating Industry Division of Project 777, consisting of 37 companies only one of which was included in the line-of-business index in the Performance Graph set forth above. Of all industry groups of corporations set forth in Project 777, the metalworking/fabricating group was determined by the Compensation Committee to be the closest and most fitting in type of operations, products and job responsibilities to the Company. The base salaries of executive officers, including the Chief Executive Officer, were low compared to the surveys listed.
Since this base salary tends to be lower than the salary policy of non-bonus paying employers, comparable levels of total compensation are achieved or exceeded only when the variable element of compensation is added to the base. To strengthen the executives commitment to improvement of the financial performance of the Corporation, the amount available for distribution as variable compensation in any year is determined by either the return on equity or earnings before tax at the Board's discretion. The formula necessitates that the Corporation achieve a stipulated earnings before tax or return on equity goal before variable compensation is paid. Payment of shareholder dividends in the year variable compensation is earned is a prerequisite to payment; provided, however, that such compensation may be paid in any event if the Board finds that unusual circumstances justify such payments.

    In accordance with the philosophy recited above, the Board stipulated earnings before tax goals in each of the fiscal years 1995, 1996 and 1997 based upon a Board approved Business Plan for each year. The stipulated earnings before tax goals were achieved for the years 1995, 1996 and 1997 resulting in variable compensation or bonus to the executive officers, including the Chief Executive Officer, as well as other key employees, in amounts established in the variable compensation plan. Earnings before tax are recited in the Registrant's 1997 Annual Report on Form 10-K incorporated by reference herein. The total compensation of the executive officers in the years in which variable compensation or bonus was paid based on performance was high compared to the Project 777 survey grouping referenced above.

    The bonus opportunities in the 1997 fiscal year for executive officers and the Chief Executive Officer were therefore based on the following factors:

    (i) Each such position was graded in accordance with the level of responsibility inherent in the position including market value, organizational relationships, knowledge requirements, impact on corporate profitability, scope of monetary responsibility, scope of managerial control and areas of functional responsibility, all as set forth in the established compensation plan and was determined to be eligible for participation in variable compensation.

    (ii) The executive officers' positions all received a grade providing for variable compensation eligibility of 75% of each executive officer's base salary.

   (iii) The Chief Executive Officer's position received a grade providing for variable compensation eligibility of 100% of the Chief Executive Officer's base salary.

    (iv) The corporate earnings before tax goals stipulated by the Board for 1997 were met and exceeded in the amount of 106% resulting in a variable compensation opportunity to each executive officer of 106% of 75% of each such officer's base salary and resulting in variable compensation opportunity to the Chief Executive Officer of 106% of 100% of such officer's base salary. Actual variable compensation awarded was then determined by the evaluation of performance of each officer to specific written objectives submitted at the beginning of 1997.

    In addition to the variable compensation opportunities based upon achieving earnings before tax goals annually, the Variable Compensation Plan provides for long-term variable compensation opportunities for any three-year strategic planning period determined by earnings before tax goals established at the Board's discretion. Being part of the Variable Compensation Plan, the strategic plan variable compensation program has an identical philosophy to the annual variable compensation program recited above. Additionally, the strategic plan variable compensation program is designed to (i) provide shareholder returns comparable to other high performance publicly traded companies; (ii) strengthen key management commitment to improve the long-term financial performance of the Corporation; (iii) provide key management with a shareholder perspective; and (iv) focus key employee resources on technology driven growth.

    In accordance with the recited philosophy above, the Board stipulated annual earnings before tax goals for the strategic planning period beginning 1994 through 1996. The stipulated earnings before tax goals were achieved for each of the years 1994, 1995 and 1996 resulting in long-term (three-year) variable compensation payouts to the executive officers, including the Chief Executive Officer, as well as other members of the strategic planning teams, in amounts established in the variable compensation plan. Each executive officer and the Chief Executive

Officer were eligible for 100% of base salary. Earnings before tax are recited in the Registrant's Annual Reports on Form 10-K for the years referenced above. The maximum award is limited to 100% of eligibility.

    Reiterating, the base salary of the Chief Executive Officer is based upon comparable positions in the metalworking/fabrication industry grouping of Project 777 and is low in comparison. The variable or bonus portion of the Chief Executive Officer compensation is subject to achievement of the earnings goals referenced above and is high in comparison to total compensation of other chief executive officers similarly positioned in Project
777. As stated, the achievement of the stipulated earnings before tax goal was directly related to the variable compensation or bonus received by the Chief Executive Officer in 1997 as well as prior years, and the long-term variable compensation related to strategic planning received in 1996.

    The Registrant's contributions under the defined contribution plan [401(k)] to the executive officers, including the Chief Executive Officer, were made to all participants in the plan in accordance with the operative provisions of said plan. Such provisions, which apply to all participants, provide for a basic Company contribution, a matching Company contribution and a supplemental Company contribution. Only the supplemental Company contribution is discretionary under the plan and if granted is made to all participants.

    The Registrant currently has not established any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. In the event such a policy is established, it will be included in this Compensation Committee Report on Executive Compensation.

    The preceding Performance Graph compares the Registrant's cumulative total shareholder return on its common stock with the Dow Jones Equity Market Index and the Dow Jones Automotive Equipment and Parts Industry. The Dow Jones Equity Market Index was selected as a broad equity market index comparison in place of Standard & Poor's 500 for the reasons that the Registrant is not included in the Standard & Poor's 500 and such Index includes companies that trade on the same exchange and some companies that are of comparable market capitalization. The Dow Jones Automotive Equipment and Parts Industry Index was selected in lieu of a Registrant-constructed peer group index for the reasons that difficulties were encountered in presenting the requisite peer comparison due to a very limited peer group and such peers essentially being privately held companies or subsidiaries or divisions of larger publicly held companies which necessary data to draw a comparison is not publicly available. Further, the Dow

Jones Automotive Equipment and Parts Industry Index includes companies that trade in the same industry and have similar market capitalizations.

                                        Compensation Committee
                                        Albert A. Canosa
                                        Donald P. Miller
                                        Robert B. Sims


          APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors recommends PricewaterhouseCoopers LLP as the independent accountants for Raytech in 1998. This recommendation is being presented to the shareholders for their ratification at the Annual Meeting. If the appointment of PricewaterhouseCoopers LLP is not approved by the affirmative vote of the holders of a majority of the shares of Raytech Common Stock voted at the Annual Meeting, the matter of appointment of independent auditors will be reconsidered by the Audit Committee and the Board. Coopers & Lybrand L.L.P. served as the independent accountants for Raytech in 1997. In July 1998 Coopers & Lybrand L.L.P. merged with Price Waterhouse LLP to form PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to questions.


                         OTHER MATTERS

    On March 10, 1989 Raytech Corporation filed a petition seeking relief under Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court, District of Connecticut. For more information, refer to Raytech's 1997 Annual Report to Shareholders and its Annual Report on Form 10-K for the fiscal year-ended December 28, 1997.

    The Board of Directors knows of no matters other than those mentioned in this Proxy Statement which will be presented at the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons voting the proxies will vote upon them in their discretion and in accordance with their best judgment.

             DEADLINE FOR SUBMISSION OF SHAREHOLDER
            PROPOSALS TO BE PRESENTED TO 1999 ANNUAL
                     MEETING OF SHAREHOLDERS

    Any proposal intended to be presented by any shareholder for action at the 1999 Annual Meeting of Shareholders of Raytech Corporation must be received by the Secretary at Suite 295, Four Corporate Drive, Shelton, CT 06484, not later than January 15, 1999 in order for such proposal to be included in the Proxy Statement and proxy relating to the 1999 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require Raytech Corporation to include in its Proxy Statement and proxy relating to the 1999 Annual Meeting of Shareholders any shareholder proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission at that time in effect.


                     SOLICITATION OF PROXIES

    Proxies will be solicited by mail and may also be solicited by personal interview, telephone and telegram by Directors and regular officers and employees of Raytech Corporation who will not be additionally compensated therefor. In that connection, Raytech Corporation will arrange for brokerage houses, nominees and other custodians holding shares of Raytech Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.


                  ADDITIONAL INFORMATION AVAILABLE

    Raytech Corporation files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report (without exhibits), without charge, by writing to the Secretary at Suite 295, Four Corporate Drive, Shelton, CT 06484.

                                  Raytech Corporation


                                  LeGrande L. Young
                                  Secretary

October 6, 1998

                      Edgar Format Appendix




Pursuant to Rule 304(a) of Regulation S-T, following is a list of all graphic or image information contained in the paper format version of Raytech Corporation's 1998 Notice of Annual Meeting of
Stockholders, Proxy Statement and form of Proxy:

    Page 13 contained a line graph, with the horizontal axis labeled in years from December 1992 through December 1997, and the vertical axis labeled in dollars from 0 to 210, in increments of 20, on which such data contained in the table on page 13 of the attached EDGAR format version of the Proxy Statement is represented by three lines, labeled Raytech Corporation, Dow Jones Equity Index and Down Jones Auto Parts and Equipment Index, respectively. The data represented in the graph and a key to the lines contained in the graph, is set forth below the graph.

PROXY CARD

                       RAYTECH CORPORATION

         Proxy Solicited on Behalf of Board of Directors


    The undersigned hereby appoints Albert A. Canosa and LeGrande L. Young or either of them with full power of substitution proxies to vote at the Annual Meeting of Stockholders of Raytech Corporation (the "Company") to be held at the Ramada Hotel, 780 Bridgeport Avenue, Shelton, Connecticut, on November 20, 1998 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this card, and in their discretion upon such other matters as may come before the meeting.

                   (To be Signed on Reverse Side)

-------------------------------------------------------------------

/  / Please mark your
     votes as in this
     example.

                         For        Withheld
                       Nominee      Nominee
1.  Election                                        Nominee:
       of                /  /         /  /      Robert L. Bennett
    Director

    For, except vote withheld from the
    following nominee:





2.  Ratify the appointment of            For   Against  Abstain
    PricewaterhouseCoopers LLP as
    auditors for 1998.                  /  /    /  /     /  /


Signature(s)                        Date



Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.